                                                                    Exhibit 99.1


[TMP.WORLDWIDE LOGO]



FOR IMMEDIATE RELEASE                    Contact:   David Rosa

                                                    TMP Worldwide
                                                    212-351-7067
                                                    david.rosa@tmp.com


            TMP WORLDWIDE DECLINES TO MODIFY OFFER TO ACQUIRE HOTJOBS

NEW YORK, DECEMBER 27, 2001 - TMP Worldwide Inc. (NASDAQ: TMPW), the world's leading supplier of human capital solutions, including the pre-eminent Internet career portal Monster.com(R), today said that it had notified HotJobs that it will not modify the terms of its previously announced agreement to acquire HotJobs.com, Ltd. (NASDAQ: HOTJ).

      TMP believes that it has already offered HotJobs full and fair value for the company, and that it would not be in the best interests of TMP shareholders to adjust its current offer. Furthermore, TMP continues to believe that its agreement with HotJobs provides the best long-term value for HotJobs shareholders.

      Andrew J. McKelvey, TMP Worldwide Chairman and CEO said, "While a combination with HotJobs is attractive to us, we do not see a financial or strategic rationale for modifying our bid for the company. Monster is the leading online recruitment service provider and already is the preferred career content provider for AOL and MSN, the number one and number two Internet portals. With a proven record of performance for users and shareholders alike, we are very comfortable with our prospects. We look forward to competing with HotJobs in this dynamic and growing marketplace."

      Extending its leadership position, TMP Worldwide and Monster.com continue to pursue initiatives and partnerships that broaden consumer access to Monster's vast array of career-related information and enhance the overall consumer experience. For example, Monster recently entered into another strategic alliance with Microsoft to deploy Microsoft(R) .NET technologies, which will deliver greater personalization options to Monster.com's online job search functions and offer customers access to real-time, customized job search information. In November, Microsoft's MSN(R) network of Internet services named Monster as its premier provider of career content. During that month, AOL Europe selected Monster to provide its career management tools and resources to AOL Europe users in the UK, France and Germany
- adding to Monster's position as the overall leading European career site and premier destination for job seekers worldwide. This development builds upon Monster's previously announced four-year relationship with America Online that brought Monster's career management resources directly to the largest online consumer audience across seven America Online brands (AOL, AOL Canada, AOL.COM, CompuServe, ICQ, Netscape Netcenter and Digital City).

ABOUT TMP WORLDWIDE

Founded in 1967, TMP Worldwide Inc., with more than 10,500 employees in 33 countries, is the online recruitment leader, the world's largest Recruitment Advertising agency network, and one of the world's largest Executive Search and Executive Selection agencies. TMP Worldwide, headquartered in New York, is also the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The company's clients include more than 90 of the Fortune 100 and more than 480 of the Fortune 500 companies. In June 2001, TMP Worldwide was added to the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

ABOUT MONSTER.COM

Monster.com, headquartered in Maynard, Mass., is the leading global careers website, recording over 29.1 million unique visits during the month of November 2001 according to independent research conducted by I/PRO. Monster.com connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process.

The Monster.com global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, and Finland. Monster.com is the official online career management services sponsor of the 2002 Olympic Winter Games and 2002 and 2004 U.S. Olympic Teams.

More information about Monster.com is available at www.monster.com or by calling 1-800-MONSTER.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.


                                      # # #